                                                                   Exhibit 10.13









                      IRIDIUM SERVICE PROVIDER AGREEMENT
                                  EXHIBIT E:

                        ADDITIONAL TERMS AND CONDITIONS

                                   Exhibit E
                        Additional Terms and Conditions

        The following terms and conditions are made part of the Iridium Service Provider Agreement between INA and SkySite Communications Corporation to which
                                   ----------------------------------
it is appended. When this Exhibit is signed by both parties, the terms hereof shall supersede and control over any provisions of the Iridium Service Provider Agreement that are inconsistent herewith.

        A. Ethical Responsibilities of the Parties: INA and SkySite shall each refrain from doing anything that would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of the other or adversely affect the other, except that a party's enforcement of its rights and performance of its duties and obligation contained in this Agreement shall not be deemed a violation of the provisions of this paragraph. Each party shall be governed in all its dealings under this Agreement by the highest standards of honesty, integrity and fair dealing. Each party shall comply with all applicable federal, state and local laws ordinances and regulations in performing its duties and obligations contained in this Agreement.

        B. Notwithstanding the provisions of Section 7, the initial term hereof will continue for a period of three (3) years after execution of this Agreement.

        C. This Agreement may be cancelled by SkySite Communications Corporation, without further obligation except for those obligations which are outlined in Article 16.B1, either (a) without cause, by providing written notice to INA, on or before February 1, 1998; or
            (b) if the Commencement Date does not occur before November 23, 1998.

IRIDIUM U.S., L.P.                      SERVICE PROVIDER

Keith W. Bubb                           Philip A. Kernan, Jr.
-------------------------------------   -------------------------
By:                                     By:

/s/ Keith W. Bubb                       /s/ Philip A. Kernan, Jr.
-------------------------------------   -------------------------
Signature:                              Signature:

Director, Gateway Business Operations   President and CFO
-------------------------------------   -------------------------
Title:                                  Title:

                                 ADDENDUM TWO
                  SATELLITE MINUTES COMMITMENT PLAN ADDENDUM

        This Satellite Minutes Commitment Plan (the "Plan") is dated as of
10 August, 1998 and is by and between Iridium U.S., L.P., d/b/a Iridium North America ("INA") and Project 77, Inc. ("Service Provider").

                                   RECITALS

        Whereas INA and Service Provider have entered into a service provider agreement, dated November, 1997 (the "Service Provider Agreement") to provide Iridium satellite services and the parties now desire to modify the pricing structure set forth therein;

        Whereas, Service Provider desires to obtain favorable pricing rates based upon outbound minutes of domestic and international Iridium homed satellite use purchased and paid for by Service Provider ("Satellite Minutes") specifically excluding any promotional or other free minutes of use and INA desires to obtain a firm commitment from Service Provider for its Satellite Outbound Minutes over a fifteenth month period; and

        Whereas, INA and Service Provider desire to enter in to its Plan upon the terms and conditions set forth herein.

                                   AGREEMENT

        Not, therefore, in consideration of the mutual agreements and understandings herein contained, the parties hereto agree as follows:

1.      COMMITMENT PLAN. INA is offering a volume pricing plan based upon
        ---------------
        Service Provider's level of commitment. The purpose of this Plan is to grant favorable pricing to Service Provider for cultivating additional Satellite Minutes through increased sales and Iridium subscribers. In addition, this Plan is designed to hold Service Provider accountable to its commitment and discouraging Service Provider from making unrealistic or impractical commitments, thereby gaining a market pricing advantage relative to other service providers.

2.      COMMITMENT. During the term of this Plan, Service Provider hereby agrees
        ----------
        to commit to the (Initial One of the following):

        _____ Entry Level Program and a minimum gross revenue of $500,000.00.

        _____ Second Level Program and a minimum of 1,000,000 Satellite Minutes.

        _PAK_ Third Level Program and a minimum of 3,000,000 Satellite Minutes.

Service Provider shall be entitled to the pricing and rebate structure and obligated to the assessment set forth below associated with the program selected above.

Entry Level Program.
-------------------

        Pricing. Service Provider shall be charged the standard rates for Satellite Minutes (the "Standard Rate") which are contained in Exhibit B to the
                                                               ---------
Service Provider Agreement.

        Commitment. Service Provider shall guaranty INA minimum gross revenue from Satellite Minutes equal to $500,000.00 during the term of this Plan.

        Assessment. If Service Provider fails to purchase at least $500,000.00 of Satellite Minutes, Service Provider shall pay to INA the difference between the gross revenue received from Service Provider for Satellite Minutes and $500,000.00 thirty days after the end of the term of this Plan.

        Termination. If Service Provider fails to purchase at least $500,000.00 of Satellite Minutes, INA shall have the option of terminating the Service Provider Agreement, in its sole and absolute discretion.

Secondary Level Program.
-----------------------

        Pricing. Service Provider shall be charged the Standard Rate for Satellite Minutes less a five percent (5%) discount. Once Service Provider reaches the first place breakpoint by purchasing 2,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to seven percent (7%) for Satellite Minutes purchased thereafter. Once Service Provider reaches the second price breakpoint by purchasing 3,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to ten percent (10%) for Satellite Minutes purchased thereafter.

        Commitment. Service Provider agrees to purchase a minimum of 1,000,000 Satellite Minutes during the term of this Plan.

        Rebates. If Service Provider reaches the first price breakpoint by purchasing 2,000,000 Satellite Minutes during the term of this Plan, INA shall credit Service Provider with a rebate. The rebate shall be calculated by taking two percent (2%) of Service Provider's Blended Rate (defined below) and multiplying the product thereof by one million (1,000,000). If Service Provider purchases 3,000,000 Satellite Minutes during the term of this Plan, INA shall credit Service Provider with a second rebate. The second rebate shall be calculated by taking three percent (3%) of Service Provider's Blended Rate and multiplying the product thereof by one million (1,000,000).

        Assessment. If Service Provider's Satellite Minutes are less than 1,000,000 at the end of term of this Plan, Service Provider shall pay INA an assessment for each unused Satellite Minute within thirty days from the end of this Plan. The assessment shall be equal to the difference between 1,000,000 and Service Provider's Satellite Minutes multiplied by $1.00. For example, assume a Service Provider's Satellite Minutes are 800,000 at the end of this Plan. In this case the difference between the Service Provider's Satellite Minutes and its commitment to is 200,000. Therefore, the Service Provider's assessment will be equal to $200,000.00 ([1,000,000 - 800,000] * $1.00).

Third Level Program
-------------------

        Pricing. Service Provider shall be charged the Standard Rates for Satellite Minutes less a ten percent (10%) discount. Once Service Provider reaches the first price breakpoint by purchasing 4,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to twelve percent (12%) for Satellite Minutes purchased thereafter. Once Service Provider reaches the second price breakpoint by purchasing 5,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to fifteen (15%) for Satellite Minutes purchased thereafter.

        Commitment. Service Provider agrees to purchase a minimum of 3,000,000 Satellite Minutes during the term of this Plan.

        Rebate. If Service Provider reaches the first price breakpoint by purchasing 4,000,000 Satellite Minutes during the term of this Plan, INA shall credit to Service Provider a rebate. The rebate shall be calculated by taking two percent (2%) of Service Provider's Blended Rate (defined below) and multiplying the product thereof by one million (1,000,000). If Service Provider reaches the second price breakpoint by purchasing 5,000,000 Satellite Minutes during the term of this Plan, INA shall credit to Service Provider a second rebate. The second rebate shall be calculated by taking three percent (3%) of Service Provider's Blended Rate and multiplying the product thereof by one million (1,000,000).

        Assessment. If Service Provider's Satellite Minutes are less than 3,000,000 at the end of the term of this Plan, Service Provider shall pay INA an assessment for each unused Satellite Minute thirty days from the end of this Plan. The assessment shall be equal to the difference between 3,000,000 and Service Provider's Satellite Minutes multiplied by $1.00.

3.      EVALUATION.  INA shall evaluate Service Provider's performance six
        ----------
        months from the Commencement Date and thereafter on a quarterly basis. If, in INA's sole and absolute discretion, INA determines that Service Provider will not be able to meet its commitment obligations contained herein, INA reserves the right to reduce or eliminate the pricing discount granted to Service Provider to recover the assessment described above. INA's decision not to modify the discount applied shall not effect Service Provider's commitment or the assessment due for failure to meet its commitment.

4.      REBATE CALCULATION. Service Provider's Blended Rate shall be equal to
        ------------------
        the weighted average of the Standard Rate for Satellite Minutes during the applicable period. The "applicable period" shall mean the period between the billing cycle immediately following Service Provider's Satellite Minutes exceeding the prior price breakpoint and the billing cycle immediately following Service Provider's Satellite Minutes exceeding the current price breakpoint. Service Provider shall, within thirty (30) days of a written request therefor, reimburse INA for full amount of any rebate credited hereunder which should not have been credited to Service Provider as the result of any re-calculation, for any reason, of the total amount of Service Provider's Satellite Minutes:
        INA shall apply a rebate or reimbursement of a rebate to Service Provider's invoice for the billing cycle following of the close of the billing cycle in which the commitment is exceeded or the recalculation is made.

5.      TERM. This Plan shall be effective for fifteen (15) months from the
        ----
        Commencement Date or December 31, 1999 whichever is later. If the Service Provider Agreement is terminated prior to such date, this Plan shall terminate and Service Provider shall pay to INA the assessment calculated above using Service Provider's actual performance through the billing cycle immediately following the termination date and a minimum forecast analysis prepared by INA, in its sole and absolute discretion, for such time period. The assessment shall be paid thirty (30) days after the end of the billing cycle following the termination date.

6.      REVISIONS.  Upon thirty days written notice to Service Provider, INA
        ---------
        reserves the right to revise the terms of this Plan in its sole and absolute discretion depending on market conditions during the term of this Plan. If there is a cumulative pricing increase of five percent (5%) or more during any six month period, Service Provider shall have the option to revise its commitment election; provided, however, Service Provider shall not be entitled to revise its election if it could not reasonably expect to meet its commitment had the pricing increase not occurred.

7.      AMENDMENT. Unless otherwise modified herein, the terms and conditions
        ---------
        set forth in the Service Provider Agreement shall remain in full force and effect. All capitalized terms not defined herein shall have the meaning assigned in the Service Provider Agreement.


Dated effective as of the date first written above.

Iridium U.S., L.P.                   Project 77, Inc.


By: /s/ Jim Walz                     By: /s/ Philip A. Kernan, Jr.
   ----------------------               --------------------------
   Jim Walz                             Philip A. Kernan, Jr.

Title: President                     Title: President

                           AMENDMENT TO ADDENDUM TWO
                  SATELLITE MINUTES COMMITMENT PLAN ADDENDUM

        The following terms and conditions are made a part of Addendum Two to the Iridium Service Provider Agreement between INA and Service Provider, to which is appended. When this Amendment is signed by both parties, the terms hereof shall supersede and control over any provisions of Addendum Two that are inconsistent herewith.

A.  Section 3, EVALUATION, Section 3 is deleted in its entirety and replaced
               ----------
with the following:


"3. EVALUATION. INA shall evaluate Service Provider's performance six months
 -------------
from the Commencement Date and thereafter on a quarterly basis. The initial six month's performance review will be undertaken for all service providers as a group, and if a substantial majority of service providers have been unable to meet their program commitment levels, INA, at its sole and absolute discretion, may make reasonable and non-discriminatory adjustments to the rates and commitment levels applicable to service providers, including Service Provider. A decision by INA not to modify the Program Level applied shall leave in effect Service Provider's commitment and the assessment due to failure to meet its commitment.

If during the initial six month's performance review, in INA's sole and absolute discretion INA determines that a general adjustment of rates and commitment levels is unnecessary but that Service Provider has not reached 300,000 Satellite Minutes, INA shall adjust Service Provider's commitment to a lower level Program hereunder. INA shall have sole and absolute discretion as to which lower level Program hereunder Service Provider's commitment will be adjusted. In the case of such Program adjustment, Service Provider shall reimburse, as set forth in Section 4 below, INA five percent (5%) of all Service Provider's actual charges incurred under this Agreement as of the date of such Program adjustment ("Recapture of Discount")."

B.  Section 4, REBATE CALCULATION. Section 4 is amended to add the following:
               ------------------
"The process provided herein shall apply to Rental Service Provider's payment of the Recapture of Discount calculated pursuant to section 3."

Unless otherwise modified herein, all other terms and conditions contained in Addendum Two to the Iridium Service Provider Agreement shall have full force and effect.


Dated August 18, 1998
      ---------------

Iridium U.S., L.P.                   Project 77, Inc.


By: /s/ Jim Walz                     By: /s/ Philip A. Kernan, Jr.
   ----------------------               --------------------------
   Jim Walz                             Philip A. Kernan, Jr.

Title: President                     Title: President